                                                                EXHIBIT g(2)(ii)

[ING FUNDS LOGO]

June 6, 2003

Ms. Martha Pierce
Mutual Funds Relationship Management
The Bank of New York
100 Church Street, 10th Floor
New York, NY 10286

Dear Ms. Pierce:

Pursuant to the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition of the following countries to be added/included on Schedule 2 to the Agreement:

          Cayman Islands
          Iceland
          Jamaica
          Palestine
          Vietnam

If you have any questions, please contact me at (480) 477-2118.

Sincerely,

/s/ Michael J. Roland

Michael J. Roland
Executive Vice President & Chief Financial Officer

                               AMENDED SCHEDULE 2

                               SPECIFIED COUNTRIES

   COUNTRY                   EFFECTIVE DATE
   -------                   --------------
Argentina                   January 6, 2003
Australia                   January 6, 2003
Austria                     January 6, 2003
Bahrain                     January 6, 2003
Bangladesh                  January 6, 2003
Belgium                     January 6, 2003
Bermuda                     January 6, 2003
Bolivia                     January 6, 2003
Botswana                    January 6, 2003
Brazil                      January 6, 2003
Bulgaria                    January 6, 2003
Canada                      January 6, 2003
Cayman Islands              May 12, 2003
Chile                       January 6, 2003
China                       January 6, 2003
Colombia                    January 6, 2003
Costa Rica                  January 6, 2003
Croatia                     January 6, 2003
Cyprus                      January 6, 2003
Czech Republic              January 6, 2003
Denmark                     January 6, 2003
Ecuador                     January 6, 2003
Egypt                       January 6, 2003
Estonia                     January 6, 2003
Finland                     January 6, 2003
France                      January 6, 2003
Germany                     January 6, 2003
Ghana                       January 6, 2003
Greece                      January 6, 2003
Hong Kong                   January 6, 2003
Hungary                     January 6, 2003
Iceland                     May 12, 2003
India                       January 6, 2003
Indonesia                   January 6, 2003
Ireland                     January 6, 2003
Israel                      January 6, 2003
Italy                       January 6, 2003
Ivory Coast                 January 6, 2003
Jamaica                     May 12, 2003
Japan                       January 6, 2003
Jordan                      January 6, 2003
Kenya                       January 6, 2003
Lithuania                   January 6, 2003
Luxembourg                  January 6, 2003
Malaysia                    January 6, 2003
Mauritius                   January 6, 2003
Mexico                      January 6, 2003
Morocco                     January 6, 2003
Namibia                     January 6, 2003
Netherlands                 January 6, 2003
New Zealand                 January 6, 2003
Nigeria                     January 6, 2003
Norway                      January 6, 2003
Oman                        January 6, 2003
Pakistan                    January 6, 2003
Palestine                   May 12, 2003
Panama                      January 6, 2003
Peru                        January 6, 2003
Philippines                 January 6, 2003
Poland                      January 6, 2003
Portugal                    January 6, 2003
Romania                     January 6, 2003
Russia                      January 6, 2003
Singapore                   January 6, 2003
Slovakia                    January 6, 2003
Slovenia                    January 6, 2003
South Africa                January 6, 2003
South Korea                 January 6, 2003
Spain                       January 6, 2003
Sri Lanka                   January 6, 2003
Swaziland                   January 6, 2003
Sweden                      January 6, 2003
Switzerland                 January 6, 2003
Taiwan                      January 6, 2003
Thailand                    January 6, 2003
Transnational               January 6, 2003
Turkey                      January 6, 2003
Ukraine                     January 6, 2003

United Kingdom              January 6, 2003
Uruguay                     January 6, 2003
Venezuela                   January 6, 2003
Vietnam                     May 12, 2003
Zambia                      January 6, 2003
Zimbabwe                    January 6, 2003